UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2015 (July 16, 2015)

IRONWOOD GOLD CORP.
(Name of small business issuer specified in its charter)

Nevada	000-53267	74-3207792
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

Box 730-411-Brink Street, Ashcroft BC, V0K 1A0	VOK 1A0
(Address of principal executive offices)	(Zip Code)

(250) 453-0033

(Registrant's telephone number)

23 West Nye Ln., Ste. 129, Carson City, NV 89706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c ))

Item 1.01. Entry into Material Definitive Agreement.

On July 16, 2015, the Company closed on $500,000 of secured debt financing. The loan is repayable pursuant to scheduled payments over a period of three years. At the time of the loan, the Company issued to the lender, warrants to purchase up to 15 million shares of the Company's common stock at an exercise price of $.001 per share. Of the 15 million warrants, 6 million warrants are vested immediately. An additional 4.5 warrants vest on July 16, 2016 in the event more than $370,000 of principal remains payable under the Note. An additional 4.5 million warrants will vest on July 16, 2017 if more than $185,000 or principal remains outstanding under the Note. The Note bears interest at the rate of 8% per annum and is convertible at a conversion rate of $.15 per share, subject to certain to anti-dilution protection. Andrew McKinnon, the principal stockholder of the Company, entered into a lockup agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On July 17, 2015, Isaac Shalita was elected to the Board of Directors of the Company. Mr. Shalita has over 11 years of experience managing successful companies, projects and operations in the construction, shipping and fashion industries. Since March 2015, he has served as Chief Operation Officer of ERG NY LLC. Mr. Shalita was hired to stabilize this distribution based parent company and its manufacturing and sale brands subsidiaries. From March 2014 – January 2015, Mr. Shalita served as Director of Administration at Eli Tahari Ltd. Mr. Shalita managed business operations in the New York and New Jersey operations of this international fashion design company. He also orchestrated and directed projects from inception to implementation, managing communications and requests from all parties involved. From 2010 to 2014, he was an owner at Air Whale Freight Forwarding Company. The company managed all aspects of domestic and international import and export shipping needs (air and sea), including TSA Air Courier certified delivery, door-to-door pickup, and 24/7 operation. Mr. Shalita managed all aspects of strategic planning and execution, supply chain, including, eBay and Amazon shipping formats, customs release requirements, and ground transportation logistics, while delivering competitive and high quality service.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

10.1	Securities Purchase Agreement
10.2	Convertible Note
10.3	Warrant Agreement
10.4	Lockup Agreement

All Exhibits listed above are filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Gold Corp.

Dated: July 23, 2015	By:	/s/ Andrew McKinnon
Chief Executive Officer